                                  SCHEDULE 14A

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ___ )

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             TCC Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                     Walter A. DeRoeck and Robert Thomajan
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:

                Common Stock, $1.00 par value
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     2) Aggregate number of securities to which transaction applies:

                2,762,115
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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4) Proposed maximum aggregate value of transaction:


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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filling by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:


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     2) Form, Schedule or Registration Statement No.:


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     3) Filing Party:


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     4) Date Filed:


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                                PROXY STATEMENT
                                       OF                         PRELIMINARY
                   THE TCC INDUSTRIES SHAREHOLDERS COMMITTEE      -----------
                                                                         COPY
                                                                         ----
                   -----------------------------------------

                             TCC INDUSTRIES, INC.
                        ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 7, 1997
                   -----------------------------------------


TO THE SHAREHOLDERS OF TCC INDUSTRIES, INC.:

        This Proxy Statement is being furnished to you by the TCC Industries Shareholders Committee ("Shareholders Committee") in connection with the solicitation by the Shareholders Committee of proxies from the holders of common stock, $1.00 par value ("Common Stock"), of TCC Industries, Inc. ("Company") to be used at the 1997 annual meeting of shareholders of the Company and any adjournments or postponements thereof ("Annual Meeting"). The Shareholders Committee understands that the Company has selected March 12, 1997 as the record date ("Record Date") for determining shareholders entitled to notice of and to vote at the Annual Meeting and plans to hold the Annual Meeting on Wednesday, May 7, 1997, at 9:00 a.m. local time in the Boardroom of Texas Commerce Bank - Austin, 3rd Floor, Texas Commerce Bank Building, 700 Lavaca Street, Austin, Texas.

        For the reasons described below, the Shareholders Committee is soliciting your proxy to elect the members of the Shareholders Committee, Walter
A. DeRoeck and Robert Thomajan (collectively, "Nominees"), to the Company's Board of Directors.

        This Proxy Statement and the accompanying GOLD Proxy Card are first being sent or given on or about April __, 1997, to holders of record of Common Stock at the close of business on the Record Date.

        On March 24, 1997, Mr. DeRoeck was the beneficial owner of 183,900 shares of Common Stock, and Mr. Thomajan was the beneficial owner of 72,500 shares of Common Stock. Together the Shareholders Committee believes that they own approximately 9.3% of the issued and outstanding shares of Common Stock. They intend to vote their shares FOR the election of the Nominees.

        AS DETAILED BELOW, THE SHAREHOLDERS COMMITTEE BELIEVES THAT THE COMPANY'S RECENT ENGAGEMENT OF AN INVESTMENT BANKING FIRM TO EVALUATE STRATEGIC ALTERNATIVES FOR THE COMPANY IS LONG OVERDUE. HOWEVER, THE SHAREHOLDERS COMMITTEE ALSO BELIEVES THAT, BASED ON THE PERFORMANCE OF THE COMPANY UNDER THE CURRENT BOARD, THE MEMBERS OF THE CURRENT BOARD ARE UNQUALIFIED

TO LEAD THE COMPANY THROUGH THE NEXT DIFFICULT MONTHS OF ITS FUTURE OR TO COMPETENTLY UTILIZE THE CAPABILITIES OF THE INVESTMENT BANKING FORM SELECTED. THE SHAREHOLDERS COMMITTEE'S NOMINEES HAVE SUBSTANTIAL FINANCIAL EXPERIENCE THAT THE COMPANY NEEDS TO DAY. THE INCUMBENT MEMBERS OF THE COMPANY'S BOARD OF DIRECTORS NOMINATED FOR REELECTION AT THE ANNUAL MEETING MUST BE REPLACED. ACCORDINGLY, YOU ARE URGED TO VOTE IN FAVOR OF THE ELECTION OF THE SHAREHOLDERS COMMITTEE'S NOMINEES BY SIGNING, DATING AND RETURNING PROMPTLY THE ENCLOSED GOLD PROXY CARD.

        The principal executive offices of the Company are located at Suite 1250, 816 Congress Avenue, Austin, Texas 78701.

                                   IMPORTANT
                                   ---------

        Carefully review this Proxy Statement and the enclosed GOLD PROXY
CARD. No matter how many or how few shares you own, please vote FOR the election of the Shareholders Committee's Nominees to the Board of Directors by so indicating and by signing, dating and mailing the GOLD Proxy Card promptly.

        The Shareholders Committee requests that you do not vote on or return to the Company any proxy card provided you by the Company, even to vote against the incumbent board's slate of nominees. Returning any proxy card provided you by the Company could revoke the GOLD Proxy Card that you sign, date and send to the Shareholders Committee.

        Only shareholders of record on the Record Date are entitled to execute proxies. As of the date of this Proxy Statement, the number of shares of Common Stock outstanding is unknown. However, according to the Company's preliminary proxy statement, as of the close of business on the Record Date there were 2,762,115 shares of Common Stock outstanding.

        If you own shares of the Company but your stock certificate is held for you by a brokerage firm, bank or other institution, it is very likely that the stock certificate is actually in the name of such brokerage firm, bank or other institution. If so, only such entity can execute a GOLD Proxy Card and
                                -----------
vote your shares of Common Stock. The brokerage firm, bank, or other institution holding the shares for you is required to forward proxy materials to you and solicit your instructions with respect to the granting of proxies; it cannot vote your shares unless it receives your instructions.

        If you have any questions about giving your proxy or require assistance in voting your shares, please call:


                           MACKENZIE PARTNERS, INC.

                               156 Fifth Avenue
                              New York, NY 10010
                           (212) 929-5500 (Collect)
                                      or
                         CALL TOLL FREE (800) 322-2885

                          THE SHAREHOLDERS COMMITTEE
                          --------------------------

        The Shareholders Committee is composed of Walter A. DeRoeck and Robert Thomajan. It is apparent to the Shareholders Committee, following numerous discussions with directors and management of the Company, that the Company needs new leadership and needs it now. The members of the Shareholders Committee constitute its Nominees for election to the Company's Board of Directors. Biographical data on the Nominees is set forth below.

                            BACKGROUND OF NOMINEES
                            ----------------------

        WALTER A. DEROECK (54) is one of the Shareholders Committee's Nominees for director. Since 1993 Mr. DeRoeck has served as the President and Chief Executive Officer of DBJ Interests, Inc., a private investment business. In addition, since May 1996 he has served as a principal in Westlake Capital Group, L.P., a limited partnership focusing on acquisitions and private placements in mid-market companies. His private investment interests are in real estate, manufacturing, and support of entrepreneurial ventures. A 1965 graduate of the University of Arkansas with a Bachelor of Science degree in economics, Mr. DeRoeck has spent most of his adult life in the banking industry. In 1984, he graduated from the Advanced Management Program at Harvard University. He served as Chairman and Chief Executive Officer of Union National Bank in Texas from 1989 until 1993, when it was purchased by Worthen Banking Corporation.
Presently he serves on the boards of various organizations, including St. Edward's University and NorAm Energy Corporation, a publicly-held company traded on the New York Stock Exchange. Mr. DeRoeck is the former chief executive officer of Susan Crane, Inc., a Dallas based manufacturing company that he acquired in February 1993 and sold in April 1995. The business address of Mr. DeRoeck and of DBJ Interests, Inc. and Westlake Capital Group, L.P. is Suite B125, 1301 Capital of Texas Highway South, Austin, Texas 78746. As of March 12, 1997, Mr. DeRoeck beneficially owned 183,900 shares of Common Stock. For information regarding Mr. DeRoeck's purchases and sales of shares of Common Stock during the past two years, see Appendix A.

        ROBERT THOMAJAN (55) is one of the Shareholders Committee's Nominees for director. Since 1994 Mr. Thomajan has served as the principal investment advisor to The Versailles Fund, an offshore open-end mutual fund engaged in the purchase and sale of securities, bonds, commodities and currencies on behalf of non-U.S. investors. In addition, since October 1996, Mr. Thomajan has been a member of Quadrangle Partners, L.L.C., a hedge fund and trading advisor located in Greenwich, Connecticut. From 1990 to 1993, Mr. Thomajan served as Executive Director of and legal counsel to Richco Holdings, Ltd., a holding company with controlling interests in manufacturing, shipping, trading, hotels and financial enterprises. Mr. Thomajan is a 1962 graduate of New York University, School of Business and Finance, and a 1965 graduate of St. John's University, School of Law. As of March 12, 1997, Mr. Thomajan beneficially owned 63,100 shares of Common Stock. The business address of Mr. Thomajan is 2900 Westlake Cove, Austin, Texas 78746. The business address of The Versailles Fund is Ugland House, South Church Street, Grand Caymen, British West Indies. For information regarding Mr. Thomajan's purchases and sales of shares of Common Stock during the past two years, see Appendix A.

        Each of the Nominees has consented to serve as a director of the Company and, if elected, intends to discharge his duties as a director in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors. The Shareholders Committee has no reason to believe either of its Nominees will be disqualified or unable or unwilling to serve if elected. However, in the event that either Nominee should become unavailable for any reason, or should it become necessary or appropriate for the Shareholders Committee to nominate additional persons, the Shareholders Committee will seek to vote, to the extent permitted by law, the proxies provided to it for such other person as it nominates. The Nominees, if elected, would serve as directors for terms expiring in 1998.


                               THE SOLICITATION
                               ----------------

        Background of the Solicitation.  Mr. DeRoeck  began acquiring shares
        ------------------------------
of Common Stock in August 1995. Commencing in February 1996 and continuing through early March 1997, Mr. DeRoeck met on several occasions with various members of the Company's Board of Directors, including Lawrence W. Schumann, Chairman, President and Chief Executive Officer of the Company. In addition, in May 1996, he met with the full Board of Directors of the Company.

        On these occasions, Mr. DeRoeck discussed his interest in the Company, his concerns relating to the Company's financial history and its potentially troubling future, and some of his ideas about the future direction of the Company, which ideas were designed to increase the Company's sales, earnings and return on investment, with the view to increasing shareholder value. See Summary of Management's Record of Performance and Plans of the Shareholders Committee below.

        In his meetings with members of the Board, Mr. DeRoeck was advised that the Board of Directors and the management of the Company were aware of the issues and problems raised by Mr. DeRoeck, but were not interested in adopting Mr. DeRoeck's suggestions concerning how to address these issues and problems or to work on the Company's turnaround.

        In October 1996, Mr. Thomajan began acquiring shares of the Common
Stock.

        Commencement of the Proxy Solicitation in Opposition to Management.
        ------------------------------------------------------------------
In November 1996, Mr. DeRoeck: (i) advised the Company that he was nominating himself and Mr. Thomajan for election to the Board of Directors of the Company;
(ii) proposed a resolution for presentation at the Annual Meeting, which resolution, if adopted by the shareholders, would have resulted in the elimination of staggered terms for directors elected after its adoption ("Proposal"); and (iii) notified the Company that he intended to solicit proxies in support of the Nominees for election to the Board of Directors and the adoption of the Proposal.

        The Company's Reaction to the Proposal.  The Company sought to omit
        --------------------------------------
the Proposal from its proxy materials on various, primarily technical, grounds and requested that the staff of the Securities and Exchange Commission ("Commission") recommend to the Commission that no enforcement action be taken against the Company if the Proposal was so omitted. Mr. DeRoeck filed a response urging that the Commission deny the Company's request if the Proposal were omitted from the Company's proxy statement. Following an exchange of correspondence, the staff of the Commission notified the Company that the Commission did not believe that the Proposal, as modified by the Shareholders Committee, could be omitted from the Company's proxy materials.

        Mr. DeRoeck's Offer to Terminate the Proxy Solicitation.  In early
        -------------------------------------------------------
March of this year, Mr. DeRoeck again met with representatives of the Company, at which time Mr. DeRoeck offered to terminate the Shareholders Committee's proxy solicitation, if management of the Company (i) would nominate for election to the Board of Directors two persons to be selected, subject to management's approval, by Mr. DeRoeck, (ii) would appoint up to four advisory (non-voting) directors to be selected, subject to management's approval, by Mr. DeRoeck, and
(iii) would dismiss Mr. Schumann as Chairman, President and Chief Executive Officer of the Company.

        The Company's Counter-Offer.  In response, Mr. DeRoeck was advised
        ---------------------------
that the Board of Directors was prepared to add one position (for a total of seven directors) and to nominate Mr. DeRoeck for election to the Board of Directors at the Annual Meeting to fill the newly created position. However, the Board refused to consider the replacement of Mr. Schumann, despite the Company's performance during his tenure as the Chief Executive Officer of the Company.

        In addition, Mr. DeRoeck was advised that the Board of Directors had approved an amendment to the Company's bylaws, the effect of which is to eliminate staggered terms for directors who are elected or appointed at or after the Annual Meeting. If it had been submitted to and adopted by the shareholders at the Annual Meeting, the Proposal, as modified in response to the Company's comments, would have resulted in the elimination of staggered terms for all directors elected or appointed after the Annual Meeting. The amendment adopted
                               -----
by the Board of Directors has the effect of eliminating staggered terms for all directors elected at the time of or after the Annual Meeting.
                  -----------------------

        Response of the Shareholders Committee.  The Shareholders Committee
        --------------------------------------
has rejected management's counter-offer to add an additional position to the Board of Directors and to nominate Mr. DeRoeck for election to fill that position.

        In the view of the Shareholders Committee, Mr. DeRoeck - as a single director standing alone against six incumbent directors who have previously
                  -----
demonstrated that they were not prepared to consider his recommendations for the Company - could expect to receive no support and to have little chance to promote proposals for change. The Shareholders Committee believes, on the other hand, that if both Mr. DeRoeck and Mr. Thomajan are elected to the Board, they would be in a position to support one another to influence a sufficient number of the other Board members to effect necessary changes in the management of the Company and its future direction.

        THE NOMINATION AND ELECTION OF MR. DEROECK ALONE WILL NOT, IN THE VIEW
                                                   -----
OF THE SHAREHOLDERS COMMITTEE, SEND THE APPROPRIATE SIGNAL TO THE BOARD OF DIRECTORS OF THE COMPANY THAT IT IS TIME FOR AN IMMEDIATE CHANGE IN THE
                                                ---------
MANAGEMENT AND FUTURE DIRECTION OF THE COMPANY. THE SHAREHOLDERS COMMITTEE BELIEVES THAT THIS MESSAGE CAN ONLY BE SENT BY THE SHAREHOLDERS

THROUGH THEIR ELECTION OF THE NOMINEES AND THE RESULTING DEFEAT OF THE TWO INCUMBENT DIRECTORS NOMINATED BY MANAGEMENT.

        In addition, by eliminating staggered terms for all directors elected at the time of the 1997 Annual Meeting - and by offering no assurance to Mr.
--------------
DeRoeck that he would be renominated by the Board in 1998 or in subsequent years
- the Board of Directors created a situation where Mr. DeRoeck could be dropped from the board's slate of directors next year, in which case he would be forced to initiate a new proxy solicitation in opposition to management in order to continue as a director.

        THE SHAREHOLDERS COMMITTEE BELIEVES THAT IT IS NECESSARY FOR THE SHAREHOLDERS OF THE COMPANY TO EXPRESS THEIR DISSATISFACTION WITH THE EXISTING MANAGEMENT AND DIRECTION OF THE COMPANY THROUGH THEIR ELECTION OF THE SHAREHOLDERS COMMITTEE NOMINEES TO THE BOARD AND THAT ONLY THEN WILL THE INCUMBENT DIRECTORS BE WILLING TO CONSIDER OBJECTIVELY A NEW DIRECTION FOR THE COMPANY.

        The Elimination of Staggered Terms for Directors.  Prior to March 7,
        ------------------------------------------------
1997, the bylaws of the Company provided for a Board of Directors consisting of six members, with each director serving a three-year staggered term of office. Under these bylaws, the terms of office of Ed R.L. Wroe, Jr. and William E. Callahan expire in 1997, the terms of office of W. Grogan Lord and Frank W. Denius expire in 1998, and the terms of office of Lawrence W. Schumann and J. Patrick Kaine expire in 1999.


        As set forth above, following the submission of a proposal by the Shareholders Committee to eliminate staggered terms for directors - AND AFTER AN UNSUCCESSFUL EFFORT BY MANAGEMENT TO DENY THE SHAREHOLDERS OF THE COMPANY AN OPPORTUNITY TO VOTE ON THAT PROPOSAL, EVEN AFTER THE SHAREHOLDERS COMMITTEE AMENDED ITS PROPOSAL IN RESPONSE TO THE COMPANY'S COMMENTS - the Board of Directors adopted an amendment to the Company's bylaws, the effect of which is to eliminate staggered terms for directors elected at or after the 1997 Annual Meeting.

        In the view of the Shareholders Committee, shareholders of the Company should wonder why the current directors first opposed the Proposal and then adopted an amendment to the Company's bylaws that was substantially similar to the Proposal offered by the Shareholders Committee. Presumably, the Board of Directors came to agree with the Shareholders Committee in its belief that directors are most responsive to shareholders when they are not protected by extended, three-year staggered term of office arrangements.

        HOWEVER, IF THIS IS THE CASE, AND THE BOARD OF DIRECTORS ELIMINATED
THE STAGGERED TERM PROVISION WITH A VIEW TO BRINGING GREATER CORPORATE DEMOCRACY TO THE BOARD, SHAREHOLDERS SHOULD QUESTION WHY ALL OF THE DIRECTORS DID NOT TENDER THEIR RESIGNATIONS, SO THAT THE SHAREHOLDERS OF THE COMPANY COULD CONSIDER AND VOTE ON THE ELECTION OF ALL MEMBERS OF THE BOARD OF DIRECTORS AT
                                     ---
THAT TIME.

        Arrangements Between Mr. DeRoeck and Mr. Thomajan.  While there is no
        -------------------------------------------------
written agreement between Mr. DeRoeck and Mr. Thomajan related to the Common Stock, Mr. DeRoeck and Mr. Thomajan have agreed that: (i) each may continue to purchase shares of Common Stock, through open-market purchases, privately-negotiated transactions and otherwise, with the view to voting those shares in favor of their election to the Board of Directors of the Company; (ii) they will act in concert in the solicitation of proxies for the Annual Meeting and will vote those proxies in favor of their election to the Board of Directors; (iii) upon their election to the Board of Directors, they will seek to identify, and then urge the Board of Directors of the Company to adopt, a plan that is designed to increase the Company's sales, earnings and return on investment, with the view to increasing shareholder value; and (iv) all fees and expenses incurred in connection with this proxy solicitation and any legal proceedings related thereto will be paid by Mr. DeRoeck.

                 SUMMARY OF MANAGEMENT'S RECORD OF PERFORMANCE
                 ---------------------------------------------

        In the view of the Shareholders Committee, the Company has had an appalling record of performance under the leadership of the current Board of Directors and its management.

        Of the current members of the Board of Directors, three directors (Messrs. Lord, Wroe and Callahan) have served continuously on the Board since at least 1980, and Mr. Denius has served on the Board from 1958 until 1985 and from 1993 to the present. Moreover, of the six members of the Board of Directors, five directors, including Mr. Schumann, were directors or involved in management of the Company when its then - largest subsidiary was forced to file for bankruptcy reorganization in 1982. Despite repeated promises and commitments that management of the Company has made to shareholders over the years, the actual performance of the Company has not measured up to management's statements.

        IN 1980, THE COMPANY'S STOCK WAS TRADING AT APPROXIMATELY $17.00 A SHARE. NOW IT IS TRADING AT APPROXIMATELY $1.50 A SHARE. IN 1980, THE STANDARD & POOR 500 STOCK INDEX WAS ABOUT 100. IT IS NOW ALMOST 800.

        Moreover, since the bankruptcy of the Company's then-largest subsidiary, the current Board of Directors and its management have adopted and followed policies that have produced a dismal record of performance for the Company.


                             TCC INDUSTRIES, INC.
                                   REVENUES
                                   1980-1996

The graph reflects the following revenues for the Company from 1980 through 1996:

                          Revenues
                        ------------

 1980                   $467,000,000
------

 1981                   $467,751,000
------

 1982                   $ 51,000,000
------

 1983                   $ 50,325,000
------

 1984                   $ 44,000,000
------

 1985                   $ 37,000,000
------

 1986                   $ 30,000,000
------

 1987                   $ 41,000,000
------

 1988                   $ 46,271,000
------

 1989                   $ 53,444,000
------

 1990                   $ 52,452,000
------

 1991                   $ 25,854,000
------

 1992                   $ 27,339,000
------

 1993                   $ 25,453,000
------

 1994                   $ 23,061,000
------

 1995                   $ 19,266,000
------

 1996                   $ 20,002,000
------

                             TCC INDUSTRIES, INC.
                               NET INCOME (LOSS)
                                   1980-1996

The graph reflects the following net income (loss) for the Company from 1980 through 1996:

                      Net Income (Loss)
                      -----------------

 1980                   $(21,500,000)
------

 1981                   $(18,215,000)
------

 1982                   $(13,900,000)
------

 1983                   $  2,678,000
------

 1984                   $  2,500,000
------

 1985                   $  3,000,000
------

 1986                   $ (6,100,000)
------

 1987                   $    379,000
------

 1988                   $   (728,000)
------

 1989                   $    649,000
------

 1990                   $   (593,000)
------

 1991                   $ (1,202,000)
------

 1992                   $    (88,000)
------

 1993                   $    612,000
------

 1994                   $    (77,000)
------

 1995                   $    (90,000)
------

 1996                   $ (1,536,000)
------


        The Company's revenues have fallen by about 20% since 1993, when the Company had revenues in excess of $25 million, to a 15-year low of approximately $19.3 million in revenues for 1995, with the Company reporting revenues slightly in excess of $20 million for 1996.

        Moreover, the Company has experienced a significant decline in earnings, from net income of over $2.3 million in 1993 to small losses in 1994 and 1995 to a net loss of over $1.5 million in 1996. These losses have resulted
              --- ----
in negative returns on shareholders' equity, ranging from negative returns of
   --------                                               --------
 .6% and .7%, respectively, for 1994 and 1995, to a negative 12.6% return on
                                                   --------
shareholders' equity in 1996.

        At the end of 1993, the Company's stock traded at $2.75 per share.
Since that time the Company has lost almost 45% of its market value, with recent trades of the Company's stock in the area of $1.50 per share.

        In the view of the Shareholders Committee, the Company is in critical
                                                                     --------
shape.  Decisions must be made now on what changes need to be implemented to
                               ---
save the Company. Clearly, at last, the Board understands that a crisis does
                                                                        ----
exist. In March of this year- AFTER MANY YEARS OF WEAK REVENUES AND POOR EARNINGS, AND AT THE SAME TIME THAT IT ANNOUNCED A LOSS OF $812,000 FOR THE FOURTH QUARTER OF 1996, AND TOTAL LOSSES OF $1,536,000 FOR THE YEAR - the Board of Directors announced that it had authorized Rausher Pierce Refsnes, Inc. ("Rauscher Pierce") to evaluate strategic alternatives with respect to the Company's future.

        The Shareholders Committee supports the board's decision to engage professional advisors for the purpose of assisting the directors of the Company with the many difficult decisions that must be faced in the immediate future. However, the Shareholders Committee does not believe that the incumbent members of the Board of Directors, given the record of performance of the Company over the past ten or more years, are the right persons to work with or implement the recommendations of Rauscher Pierce at this critical time in the Company's history.

                      PLANS OF THE SHAREHOLDERS COMMITTEE
                      -----------------------------------

        The Shareholders Committee seeks your vote in support of the election of its Nominees at the Annual Meeting. The Shareholders Committee believes that you, the true owners of the Company, should have a real say in how the Company deploys your investment dollars. The Shareholders Committee believes that the Nominees can work with Rauscher Pierce to achieve better results for shareholders.

        The members of the Shareholders Committee have substantial experience in corporate finance - including substantial experience in the planning, structuring and implementation of mergers and acquisitions and other forms of corporate reorganizations. In their view, the Company continues to have significant underlying value and can be returned to a viable and profitable business.

        By their investment - TO DATE THEY HAVE SPENT IN THE AGGREGATE MORE THAN $579,000 IN CONNECTION WITH THE PURCHASE OF COMMON STOCK - they have demonstrated their commitment to the Company and their belief that they can bring to the Board of Directors the tools necessary to unlock the Company's underlying value. As further evidence of this commitment, Mr. Thomajan has continued to purchase Common Stock after the Record Date for the Annual Meeting. See Appendix A.

        With their strong backgrounds in corporate finance, the Nominees will be well-suited to work with representatives of Rauscher Pierce and the other members of the Board of Directors in evaluating strategic alternatives for the Company and directing its future course.

        IF ELECTED, THE NOMINEES WILL REPRESENT A MINORITY OF THE BOARD AS A RESULT OF THE PRESENCE OF FOUR INCUMBENT DIRECTORS. ACCORDINGLY, IF ELECTED, THE NOMINEES WOULD NOT BE ABLE TO COMPEL THE BOARD TO ACT IN ANY PARTICULAR MANNER. HOWEVER, THE SHAREHOLDERS COMMITTEE BELIEVES THAT THE NOMINEES WILL BE ABLE TO WORK EFFECTIVELY WITH THE COMPANY'S INVESTMENT BANKING FIRM AND THE OTHER DIRECTORS TO SIGNIFICANTLY INFLUENCE AND REORIENT THE DIRECTION OF THE COMPANY.

        MOREOVER, THE SHAREHOLDERS COMMITTEE BELIEVES THAT THE ELECTION OF ITS NOMINEES WOULD BE INTERPRETED BY THE REMAINING DIRECTORS AS A SHAREHOLDER MANDATE FOR CHANGE. THE SHAREHOLDERS COMMITTEE BELIEVES THAT THIS MANDATE FOR CHANGE, WHEN CONSIDERED IN THE LIGHT OF THE FIDUCIARY DUTIES THAT THE REMAINING DIRECTORS OWE TO SHAREHOLDERS OF THE COMPANY, WILL RESULT IN THE CAREFUL EXAMINATION OF THE SHAREHOLDERS COMMITTEE'S PROPOSALS BY THE FULL BOARD OF DIRECTORS.

        The Shareholders Committee's purpose in seeking to elect its Nominees is to change the composition of the Board and elect directors who will: (i) be responsive to the legitimate concerns of shareholders; (ii) refocus the Company's management on the Company's business; (iii) undertake a comprehensive review of measures that can be taken to maximize the value of the Common Stock to the Company's shareholders, including a review of the Company's business and use of capital; and (iv) examine various strategies, plans and proposals that, if implemented, would be designed to increase shareholder value.

        These strategies, plans and proposals may include, among others: (a) a corporate transaction, such as a merger or reorganization; (b) a sale or transfer of a material amount of assets of the Company or one or more of its subsidiaries, followed by the redeployment of the funds resulting from any such sale or transfer into other businesses, or the distribution of such funds, in part or full, to the shareholders of the Company as a liquidating dividend; (c) the acquisition of a material amount of assets in connection with the expansion of the Company's existing lines of business or the development of new lines of business; and (d) other material changes in the Company's business or corporate structure, including its management. The members of the Shareholders Committee have no definitive plans to sell any of the operating units of the Company or, if such a sale were to occur, any definitive plans with respect to the application or redeployment of the funds resulting from any such sale.

        Based on a review of documents filed with the Commission and other publicly available information, the Shareholders Committee understands that the Company has entered into severance agreements with Lawrence W. Schumann, Chairman of the Board and President and Chief Executive Officer of the Company, and Larry T. Marek, Executive Vice President of the Company, respectively, pursuant to which each is entitled to certain benefits if his respective employment is terminated following, among other things, a change in control of the Company.

        Unless the severance agreements and the "golden parachute" payments that are called for by the severance agreements are set aside by court action, the Shareholders Committee believes that the election of the Nominees will result in a "change in control" within the meaning of the severance agreements, thereby entitling Messrs. Schumann and Marek to receive various payments and benefits upon the termination of their employment with the Company. THE SHAREHOLDERS COMMITTEE IS NOT ABLE, ON THE BASIS OF PUBLICLY AVAILABLE INFORMATION, TO DETERMINE THE AGGREGATE DOLLAR AMOUNT OF THE PAYMENTS THAT WOULD BE REQUIRED BY SUCH A CHANGE. HOWEVER, IN ITS 1997 PRELIMINARY PROXY STATEMENT, THE COMPANY STATED, "AS OF MARCH 12, 1997, THE AGGREGATE AMOUNT THAT WOULD BE PAYABLE TO [MESSRS. SCHUMANN AND MAREK] UNDER THESE AGREEMENTS WAS $427,000

(EXCLUDING BENEFITS AND EXCEPT THAT SUCH AMOUNT WOULD BE REDUCED BY ONE-HALF IN THE EVENT OF VOLUNTARY TERMINATION FOLLOWING INSOLVENCY)."

        Moreover, the Shareholders Committee understands, based on a review of documents filed with the Commission and other publicly available information, that in May 1994 the Company entered into consulting and non-competition agreements with its present directors. The Shareholders Committee understands that each consulting agreement provides that, upon resignation or removal from the Board, each former director will be available, from time to time, to provide consulting services to the Company for a period ending on the earlier of the expiration of three years or the death of that former director. A former director cannot be required to provide services in excess of five hours per month. In consideration of the consulting services to be provided, the Company has agreed to pay each such former director an annual consulting fee. In each consulting agreement also contains confidentiality and noncompetition provisions that restrict the activities of the former director during the consulting term.

        In the event the Nominees are elected at the Annual Meeting, Ed R.L. Wroe, Jr. and William E. Callahan, the two incumbent directors nominated for reelection to the Board of Directors by management of the Company, will be removed from the Board, thereby entitling Messrs. Wroe and Callahan to receive payments from the Company under their respective consulting agreements. The Shareholders Committee is not able, on the basis of publicly available information, to determine the aggregate dollar amounts of the payments that would be necessitated by such removal.

                        OTHER MATTERS TO BE CONSIDERED
                             AT THE ANNUAL MEETING

        According to the Company's preliminary proxy statement, the Company will ask shareholders to vote upon the Board's nominees and a proposal to approve the appointment of Coopers & Lybrand L.L.P. as the firm of independent accountants to audit the accounts of the Company for 1997. The Shareholders Committee is not making any recommendation with respect to this proposal and, unless instructed to the contrary, the attorneys-in-fact named on the GOLD Proxy Card will abstain from voting on this matter.

        Except as set forth above, the Shareholders Committee is not aware of any proposals to be brought before the Annual Meeting. Should other proposals be brought before the Annual Meeting, the attorneys-in-fact named on the GOLD Proxy Card will abstain from voting on such proposals unless such proposals adversely affect the interests of the Nominees, as determined by the Shareholders Committee in its sole discretion, in which event such persons will vote on such proposals in their discretion.

        The GOLD Proxy Card will be voted in accordance with your instructions on such card. IF YOU SIGN THE GOLD PROXY CARD AND NO MARKING IS MADE, YOU WILL BE DEEMED TO HAVE GIVEN A DIRECTION TO VOTE THE SHARES OF COMMON STOCK REPRESENTED BY THE GOLD PROXY CARD IN FAVOR OF THE ELECTION OF THE SHAREHOLDER COMMITTEE NOMINEES.

                          VOTING AND PROXY PROCEDURES
                          ---------------------------

        The presence in person or by proxy of a majority of the outstanding shares of the Common Stock will constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote on each matter properly presented at that meeting and a majority vote of the shares present in person or by proxy at that meeting will be required to approve each matter.

        Directors of the Company are elected by a plurality of the votes cast by the shareholders entitled to vote at a meeting at which a quorum is present. A plurality means that the nominees with the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, election of the Nominees requires the affirmative vote of a plurality of the votes cast in the election at the Annual Meeting, assuming a quorum is present or otherwise represented at the Annual Meeting. All other matters submitted at the Annual Meeting will be determined by a majority of the votes cast.

        Shares represented by proxies that withhold authority with respect to the election of one or more nominees for election as director and proxies which are marked "abstain" on other proposals, will not be counted in determining whether a plurality or majority vote was obtained on such matters. If no directions are given and the signed GOLD Proxy Card is returned, the attorneys-in-fact appointed in the proxy will vote the shares of Common Stock represented by that GOLD Proxy Card FOR the election of the Shareholder Committee's Nominees and will abstain from voting on the approval of Coopers & Lybrand L.L.P. as auditors for the Company. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers ("broker non-votes"), those shares will not be included in the vote totals, will be counted as present for purposes of determining whether a quorum exists, and will have no effect on the outcome of the vote.

        Only holders of record as of the close of business on the Record Date will be entitled to vote at the Annual Meeting. If you sold your shares before the Record Date (or acquired them without voting rights attached after the Record Date), you may not vote such shares. IF YOU WERE A SHAREHOLDER OF RECORD ON THE RECORD DATE, YOU WILL RETAIN THE VOTING RIGHTS IN CONNECTION WITH THE ANNUAL MEETING EVEN IF YOU SELL OR SOLD YOUR SHARES AFTER THE RECORD DATE. Accordingly, it is important that you vote the shares held by you on the Record Date or grant a proxy to vote such shares whether or not you still own such shares.

        At the Annual Meeting, two directors are to be elected to hold office until the 1998 annual meeting of shareholders of the Company and until their successors have been elected and qualified. The Shareholders Committee is soliciting your proxy in support of the election of the Nominees named above.
If you wish to vote for the Nominees by proxy, you must submit the GOLD Proxy Card furnished to you by the Shareholders Committee and must NOT submit the Board of Directors' White Proxy Card. A shareholder may not submit a proxy card to vote for both the Shareholder Committee's Nominees and the Company's nominees; if a shareholder submits both a GOLD Proxy Card and the Company's White Proxy Card, only the latest dated proxy will be counted.

        The Shareholders Committee requests that you do not vote on or return to the Company any proxy card provided you by the Company, even to vote against the incumbent board's slate of nominees. Returning any proxy card provided you by the Company could revoke the GOLD Proxy Card that you sign, date and send to the Shareholders Committee.

        Any shareholder giving a proxy may revoke it at any time before it is voted by attending the Annual Meeting and voting his or her shares in person, by giving written notice to the Secretary of the Company at Suite 1250, 816 Congress Avenue, Austin, Texas 78701, stating that the proxy has been revoked, or by delivery of a proxy bearing a later date.

        An executed proxy card may be revoked at any time before its expiration by marking, dating, signing and delivering a written revocation before the time that the action authorized by the executed proxy becomes effective. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the proxy previously given is no longer effective. The delivery of a subsequently dated proxy card which is properly completed will constitute a revocation of any earlier consent. Although a revocation is effective if delivered to the Company, the Shareholders Committee requests that either the original or photostatic copies of all revocations of proxies be mailed or delivered to MacKenzie Partners, Inc. at the address set forth below, so that it will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the shares of Common Stock then outstanding.

        ONLY HOLDERS OF RECORD ON THE RECORD DATE ARE ELIGIBLE TO VOTE ON THE MATTERS DISCUSSED ABOVE. ANYONE OWNING SHARES BENEFICIALLY (BUT NOT OF RECORD), SUCH AS A PERSON WHOSE OWNERSHIP OF SHARES IS THROUGH A BROKER, BANK OR OTHER FINANCIAL INSTITUTION, SHOULD CONTACT THAT BROKER, BANK OR FINANCIAL INSTITUTION WITH INSTRUCTIONS TO EXECUTE THE GOLD PROXY CARD ON HIS OR HER BEHALF OR TO HAVE THE BROKER, BANK OR FINANCIAL INSTITUTION'S NOMINEE EXECUTE THE GOLD PROXY CARD.



                            SOLICITATION  EXPENSES
                            ----------------------

        Proxies may be solicited by members of the Shareholders Committee and by its agents by mail, telephone, telegraph and personal solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward proxy solicitation material to the beneficial owners of the Common Stock that such institutions hold of record.

        The entire expense of preparing and mailing this Proxy Statement and the total expenditures relating to the solicitation of proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, solicitors, consultants, accountants, public relations, transportation and litigation) will be borne by Mr. DeRoeck.

        The Shareholders Committee has retained MacKenzie Partners, Inc. ("MacKenzie Partners") to assist it in the solicitation of proxies and for related services. Mr. DeRoeck has agreed to pay MacKenzie Partners an estimated fee of up to $50,000 and has agreed to reimburse it for its reasonable out-of-pocket expenses, which are anticipated to be approximately $45,000 to $55,000. Approximately 50 persons will be used by MacKenzie Partners in its solicitation efforts.

        The Shareholders Committee estimates that its total expenditures relating to this proxy solicitation will be approximately $150,000. Total expenditures to date relating to this proxy solicitation have been approximately $25,000.

        The Shareholders Committee will not seek reimbursement from the Company for its expenses in connection with this proxy solicitation.

                            ADDITIONAL INFORMATION
                            ----------------------

        Shareholders are referred to the Company's 1997 proxy statement with respect to the compensation and remuneration paid and payable and other information related to the Company's officers and directors, beneficial ownership of the Company's securities and the procedures for submitting proposals for consideration at the Company's 1998 annual meeting.



                                    THE TCC INDUSTRIES
                                    SHAREHOLDERS COMMITTEE

             , 1997
-------------

                                   IMPORTANT


        1. If your shares are registered in your own name, please sign, date and return the GOLD Proxy Card furnished to you by the Shareholders Committee.

        2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a GOLD Proxy Card with respect to your shares. Accordingly, please contact the person responsible for your account and give instructions for a GOLD Proxy Card to be signed representing your shares.

        3. Time is critically short. Only your latest dated proxy Card will count. Please sign, date and mail the enclosed GOLD Proxy Card today in the envelope provided.


        If you have any questions about giving your proxy or require assistance in voting your shares, please call:

                           MACKENZIE PARTNERS, INC.

                               156 Fifth Avenue
                              New York, NY 10010
                           (212) 929-5500 (Collect)
                                      or
                         CALL TOLL FREE (800) 322-2885

                                  APPENDIX A
                                  ----------

                        Transactions in the Securities
                   of the Company Within the Past Two Years
                   ----------------------------------------

        The following table sets forth information with respect to all purchases and sales of shares of Common Stock of the Company by Walter A. DeRoeck and Robert Thomajan during the past two years. Each of these transactions was effected on the open market.

Walter A. DeRoeck
-----------------
----------------------------------------------------
Number of Shares
-----------------
    Purchased      Number of Shares Sold     Date
-----------------  -----------------------  --------
----------------------------------------------------
            6,000                           08/14/95
----------------------------------------------------
            3,400                           08/16/95
----------------------------------------------------
              300                           08/17/95
----------------------------------------------------
            1,000                           08/23/95
----------------------------------------------------
              700                           08/25/95
----------------------------------------------------
            1,700                           08/28/95
----------------------------------------------------
              800                           08/29/95
----------------------------------------------------
              100                           08/30/95
----------------------------------------------------
            1,100                           09/05/95
----------------------------------------------------
            3,000                           09/06/95
----------------------------------------------------
            3,000                           09/12/95
----------------------------------------------------
              300                           10/13/95
----------------------------------------------------
            3,000                           10/16/95
----------------------------------------------------
            3,200                           10/17/95
----------------------------------------------------
              400                           10/18/95
----------------------------------------------------

Walter A. DeRoeck
-----------------
----------------------------------------------------
Number of Shares
-----------------
    Purchased       Number of Shares Sold     Date
-----------------  -----------------------  --------
----------------------------------------------------
              600                           10/19/95
----------------------------------------------------
            1,000                           10/20/95
----------------------------------------------------
            6,500                           10/27/95
----------------------------------------------------
            2,900                           10/30/95
----------------------------------------------------
              900                           10/31/95
----------------------------------------------------
            2,500                           11/01/95
----------------------------------------------------
            3,200                           11/02/95
----------------------------------------------------
            2,900                           11/03/95
----------------------------------------------------
            1,700                           11/08/95
----------------------------------------------------
            1,800                           11/09/95
----------------------------------------------------
            3,900                           11/10/95
----------------------------------------------------
            1,100                           11/13/95
----------------------------------------------------
              300                           11/14/95
----------------------------------------------------
            3,800                           11/15/95
----------------------------------------------------
            1,400                           11/16/95
----------------------------------------------------
              200                           11/17/95
----------------------------------------------------
            4,100                           11/20/95
----------------------------------------------------
            1,200                           11/21/95
----------------------------------------------------
            2,100                           11/22/95
----------------------------------------------------
            4,300                           11/27/95
----------------------------------------------------
            1,200                           11/28/95
----------------------------------------------------

Walter A. DeRoeck
-----------------
----------------------------------------------------
Number of Shares
-----------------
    Purchased       Number of Shares Sold     Date
-----------------  -----------------------  --------
----------------------------------------------------
              500                           11/29/95
----------------------------------------------------
            7,800                           11/30/95
----------------------------------------------------
            4,900                           12/01/95
----------------------------------------------------
              400                           12/07/95
----------------------------------------------------
            1,100                           12/13/95
----------------------------------------------------
            1,000                           12/14/95
----------------------------------------------------
            1,800                           12/15/95
----------------------------------------------------
            5,500                           12/18/95
----------------------------------------------------
            2,700                           12/19/95
----------------------------------------------------
              400                           12/20/95
----------------------------------------------------
            2,400                           01/09/96
----------------------------------------------------
            6,200                           01/10/96
----------------------------------------------------
            1,200                           01/16/96
----------------------------------------------------
              900                           01/18/96
----------------------------------------------------
              800                           01/19/96
----------------------------------------------------
            3,800                           01/22/96
----------------------------------------------------
            6,400                           01/24/96
----------------------------------------------------
            3,300                           01/25/96
----------------------------------------------------
            1,000                           01/29/96
----------------------------------------------------
            5,500                           01/30/96
----------------------------------------------------
            1,000                           02/05/96
----------------------------------------------------

Walter A. DeRoeck
-----------------
----------------------------------------------------
Number of Shares
-----------------
    Purchased       Number of Shares Sold     Date
-----------------  -----------------------  --------
----------------------------------------------------
            1,000                           02/07/96
----------------------------------------------------
            3,600                           02/15/96
----------------------------------------------------
            2,800                           02/16/96
----------------------------------------------------
            1,900                           02/20/96
----------------------------------------------------
            1,000                           02/26/96
----------------------------------------------------
              300                           02/27/96
----------------------------------------------------
           30,000                           03/22/96
----------------------------------------------------
            1,000                           06/03/96
----------------------------------------------------
            1,100                           06/27/96
----------------------------------------------------
            2,000                           06/28/96
----------------------------------------------------
            5,000                           12/12/96
----------------------------------------------------
TOTAL:    183,900
          =======

Robert Thomajan
---------------
-------------------------------------------------------------
Number of Shares
-----------------
  Purchased               Number of Shares Sold       Date
-----------------       ---------------------------  --------
-------------------------------------------------------------
            1,000                                    10/29/96
-------------------------------------------------------------
            3,000                                    10/31/96
-------------------------------------------------------------
            1,000                                    11/06/96
-------------------------------------------------------------
              300                                    11/06/96
-------------------------------------------------------------
            1,000                                    11/11/96
-------------------------------------------------------------
            2,000                                    11/12/96
-------------------------------------------------------------
            1,700                                    11/18/96
-------------------------------------------------------------
            1,000                                    11/20/96
-------------------------------------------------------------
              700                                    11/21/96
-------------------------------------------------------------
            2,900                                    12/05/96
-------------------------------------------------------------
              300                                    12/06/96
-------------------------------------------------------------
              300                                    12/18/96
-------------------------------------------------------------
            2,700                                    12/19/96
-------------------------------------------------------------
            1,700                                    12/23/96
-------------------------------------------------------------
            2,000                                    01/16/97
-------------------------------------------------------------
            1,000                                    01/22/97
-------------------------------------------------------------
            6,000                                    01/23/97
-------------------------------------------------------------
            3,500                                    01/28/97
-------------------------------------------------------------
            1,500                                    01/30/97
-------------------------------------------------------------
            1,900                                    02/03/97
-------------------------------------------------------------
           17,000                                    02/05/97
-------------------------------------------------------------
              100                                    02/28/97
-------------------------------------------------------------
           10,500                                    03/12/97
-------------------------------------------------------------
            3,500                                    03/14/97
-------------------------------------------------------------
            5,000                                    03/21/97
-------------------------------------------------------------
              900                                    03/24/97
-------------------------------------------------------------
TOTAL:     72,500
           ======

                              TCC INDUSTRIES, INC.
                      1997 ANNUAL MEETING OF SHAREHOLDERS
                      -----------------------------------       PRELIMINARY COPY
                                                                ----------------

      THIS PROXY IS SOLICITED BY THE TCC INDUSTRIES SHAREHOLDERS COMMITTEE
                          IN OPPOSITION TO MANAGEMENT

     The undersigned hereby appoints_______ and _________ or either of them, as Proxies, each with full power of substitution, to represent and to vote, as designated herein, all shares of Common Stock of TCC Industries, Inc. ("Company") held of record by the undersigned on March 12, 1997 at the Annual Meeting of Shareholders to be held on May 7, 1997 and any adjournment or postponement thereof.

[X]  Please mark your votes as in this example.

                              SHARES IN YOUR NAME

                              FOR        WITHHELD
1.   Election of              [  ]        [  ]    Nominees:  Walter A. DeRoeck
     Directors                                               Robert Thomajan

For, except vote withheld from the following nominee:


----------------------------------------------------------------

                                              FOR       AGAINST      ABSTAIN
2.   Proposal approving the appointment of    [  ]        [  ]        [  ]
     Coopers & Lybrand L.L.P. as auditors
     for the year ended December 31, 1997.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXIES WILL VOTE "FOR" THE LISTED NOMINEES AND WILL ABSTAIN FROM VOTING ON PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

          PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                          USING THE ENCLOSED ENVELOPE.

                                    --------------------------------------------
                                    (Date)

                                    --------------------------------------------
                                    (Signature)

                                    --------------------------------------------
                                    (Title)

                                    --------------------------------------------
                                    (Signature if held jointly)

                                    NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOU HAVE ANY QUESTIONS OR REQUIRE ANY ASSISTANCE VOTING YOUR SHARES, PLEASE CALL MCKENZIE PARTNERS, INC. TOLL-FREE AT (800) 322-2885.